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                                                                     EXHIBIT 2.2


                          REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement ("Agreement") is entered into as of October 26, 2000 by and among Dense-Pac Microsystems, Inc., a California corporation (the "Company") and the sole Shareholder named in Exhibit A hereto (the "Shareholder") of PEP Corporation as such terms are defined pursuant to that certain Share Exchange Agreement dated as of October 26, 2000 (the "Acquisition Agreement").

     WHEREAS, in connection with the Company's issuance of Common Stock pursuant to the Acquisition Agreement, the Company has agreed to enter into this Registration Rights Agreement as a condition to the Closing thereunder;

     NOW THEREFORE, in consideration of the mutual agreements, covenants and conditions and releases contained herein, the Company and the Shareholder hereby agree as follows:

     1. DEFINITIONS. As used herein:

          1.1 The term "Holder" means any person owning or having the right to acquire Registrable Shares or any assignee thereof in accordance with Section
2.10 hereof.

          1.2 The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (as defined below) and the applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

          1.3 For the purposes hereof, the term "Registrable Shares" means and includes (i) the shares of common stock of the Company issued or issuable upon the Closing under the Acquisition Agreement Preferred Stock (the "Series A Shares") and (ii) any common stock of the Company issued, or issuable upon the conversion or exercise of any warrant, right or other security which is issued, as a result of a stock split, dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Shares sold by a person in a transaction in which his or her rights under Section 2 are not assigned.

          1.4 The term "Ownership Percentage" means and includes, with respect to each Holder of Registrable Shares requesting inclusion of Registrable Shares in an offering pursuant to this Agreement, the number of Registrable Shares held by such Holder divided by the aggregate of (i) all Registrable Shares held by all Holders requesting registration in such offering and (ii) the total number of all other securities entitled to registration pursuant to any agreement with the Company approved by the Board of Directors and held by others participating in the underwriting.

          1.5 The term "Securities Act" means the Securities Act of 1933, as amended.

          1.6 The term "Public Offering" means and includes the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of securities to the general public for the account of the Company.

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     2. REGISTRATION RIGHTS.

          2.1 "PIGGY BACK" REGISTRATION. If at any time the Company shall determine to register under the Securities Act (including pursuant to a demand of any stockholder of the Company exercising registration rights other than pursuant to Section 2.2 hereof) any of its common stock (other than a registration relating solely to the sale of securities to participants in a Company employee benefits plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Shares or a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities which are also being registered), it shall send to each Holder written notice of such determination and, if within ten (10) days after receipt of such notice, such Holder shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Registrable Shares that such Holder requests to be registered, except that if, in connection with any offering involving an underwriting of common stock to be issued by the Company, the managing underwriter shall impose a limitation on the number of shares of common stock included in any such registration statement because, in such underwriter's judgment, such limitation is necessary based on market conditions (a) if the registration statement is for the initial Public Offering of the Company's securities ("Initial Public Offering"), the Company may exclude, to the extent so advised by the underwriters, the Registrable Shares from the underwriting; provided, however, that if the underwriters do not entirely exclude the Registrable Shares from such Initial Public Offering, the Company shall be obligated to include in such registration statement, with respect to the requesting Holder, only an amount of Registrable Shares equal to the product of
(i) the number of Registrable Shares that remain available for registration after the underwriter's cut back and (ii) such Holder's Ownership Percentage, as that term is defined in Section 1.4; and (b) if the registration statement is not for the Initial Public Offering of the Company's securities, the Company shall be obligated to include in such registration statement, with respect to the requesting Holder, only an amount of Registrable Shares equal to the product of (i) the number of Registrable Shares that remain available for registration after the underwriter's cut back and (ii) such Holder's Ownership Percentage, as that term is defined in Section 1.4; provided, however, that the aggregate value of securities (including Registrable Shares) to be included in such registration may not be so reduced to less than twenty percent (20%) of the total value of all securities included in such registration.

          Notwithstanding the foregoing, no such reduction shall be made with respect to securities being offered by the Company for its own account if the offering is not pursuant to a demand of any stockholder of the Company exercising registration rights or by Holders who have requested the Company to register securities pursuant to a mandatory registration obligation of the Company under Section 2.2 hereof. If any Holder disapproves of the terms of such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. No incidental right under this Section 2.1 shall be construed to limit any registration required under Section 2.2.

          2.2 REQUIRED REGISTRATION.

               (A) Promptly following or concurrent with the Closing (as defined in the Acquisition Agreement) shall be registered for their respective Holders, public re-sales pursuant to the requirements of the Securities Act.

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               (B) The Company will use its best efforts to cause all or any part of the Registrable Shares that may be requested by any Holder thereof (including the Holder or Holders giving the initial notice of intent to offer (each an "Initiating Holder" and collectively the "Initiating Holders")) to be registered under the Securities Act as expeditiously as possible.

               (C) If the Initiating Holders intend to distribute the Registrable Shares covered by their request by means of an underwriting, they shall so advise the Company as part of their request and the Company shall include such information in the written notice referred to above. The underwriter shall be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his or her Registrable Shares in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriters selected for such underwriting. Notwithstanding the foregoing, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Shares which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Shares that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Shares of the Company owned by each Holder; provided, however, that the number of Registrable Shares to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

          2.3 TERMINATION OF REGISTRATION RIGHTS. The Company shall not be obligated to effect or continue any such registration, qualification or compliance, pursuant to Section 2.1 or 2.2: (1) if the Holders are otherwise eligible to sell immediately all of their Registrable Shares under Rule 144 of the Securities Act or all of the Registrable sales are sold, or (2) in any particular state jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          2.4 EFFECTIVENESS.

               (A) The Company will use its best efforts to maintain the effectiveness of any registration statement pursuant to which any of the Registrable Shares are being offered for the period commencing on or about the Closing (as defined in the Acquisition Agreement) and ending as described in
Section 2.3; provided, however, that: (i) such period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of common stock (or other securities) of the Company and (ii) in the case of any registration of Registrable Shares on Form S-3 which are intended to be offered on a continuous or delayed basis, such nine-month period shall be extended, if necessary, to keep the registration statement effective until the earlier to occur of (A) twenty-four (24) months following the effectiveness of the registration statement, or (B) the date that all such Registrable Shares are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis.

               (B) The Company will from time to time amend or supplement such registration statement and the prospectus contained therein as and to the extent necessary to comply

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with the Securities Act and any applicable state securities statute or regulation. The Holders shall notify the Company of any changes, amendments or supplements thereto.

          2.5 INDEMNIFICATION.

               (A) Indemnification of Holders. In the event that the Company registers any of the Registrable Shares under the Securities Act, the Company will indemnify and hold harmless each Holder and each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such shares may be sold) and each person, if any, who controls such Holder or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities (or any action in respect thereof), joint or several, to which they or any of them become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each such Holder, each such underwriter and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them, as such expenses are incurred, in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company); (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading; or (iii) any violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law; provided, however, that the indemnity contained in this Section 2.5(a) will not apply where such untrue statement or omission was made in such registration statement, preliminary or amended, preliminary prospectus or prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Holder of Registrable Shares, any such underwriter or any such controlling person expressly for use therein. Promptly after receipt by any Holder of Registrable Shares, any underwriter or any controlling person of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such Holder of Registrable Shares, or such underwriter or such controlling person, as the case may be, will notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Holder of Registrable Shares, such underwriter or such controlling person, as the case may
be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. Such Holder of Registrable Shares, any such underwriter or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof in the event the representation of such Holder, underwriter or controlling person by counsel retained by or on the behalf of the Company would be inappropriate due to conflicts of interest between any such person and any other party represented by such counsel in such proceeding or action, in which case the Company shall pay, as incurred, the fees and expenses of such separate counsel. The Company shall not be liable to indemnify any person under this Section 2.5(a) for any settlement of any such action effected without the Company's consent (which consent shall not be unreasonably withheld). The Company shall not, except with the approval of each party being indemnified under this Section 2.5(a) (which approval will not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not

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include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

               (B) Indemnification of Company. In the event that the Company registers any of the Registrable Shares under the Securities Act, each Holder of the Registrable Shares so registered will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each underwriter of the Registrable Shares so registered (including any broker or dealer through whom any of such shares may be sold) and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities (or any action in respect thereof), joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them, as such expenses are incurred, in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Holder, expressly for use therein; provided, however, that such Holder's obligations hereunder shall be limited to an amount equal to the proceeds to such Holder of the Registrable Shares sold in such registration. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such Holder of Registrable Shares, the Company will notify such Holder of Registrable Shares in writing of the commencement thereof, and such Holder of Registrable Shares shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against such Holder of Registrable Shares. The Company and each such director, officer, underwriter or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof in the event the representation of the Company, any of its officers or directors or any underwriter or controlling person by counsel retained by or on the behalf of such Holder would be inappropriate due to conflicts of interest between any such person and any other party represented by such counsel in such proceeding or action, in which case such Holder shall pay, as incurred, the fees and expenses of such separate counsel. Notwithstanding the two preceding sentences, if the action is one in which the Company may be obligated to indemnify any Holder of Registrable Shares pursuant to Section 2.5, the Company shall have the right to assume the defense of such action, subject to the right of such holders to participate therein as permitted by Section 2.5. Such Holder shall not be liable to indemnify any person for any settlement of any such action effected without such Holder's consent (which consent shall not be unreasonably withheld). Such Holder shall not, except with the approval of the Company (which approval shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the party being so indemnified of a release from all liability in respect to such claim or litigation.

          2.6 CONTRIBUTION. If the indemnification provided for in Section 2.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          2.7 EXCHANGE ACT REGISTRATION. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Securities Exchange Commission (the "SEC") that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (A) use its best efforts to make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

               (B) take such reasonable action, including the voluntary registration of its common stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Shares, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

               (C) file on a timely basis with the Securities and Exchange Commission all information that the Commission may require under either of
Section 13 or Section 15(d) of the Exchange Act and, so long as it is required to file such information, take all action that may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to the Company's common stock; and

               (D) furnish to any Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the Securities and Exchange Commission, and (iii) any other reports and documents that a Holder may reasonably request in availing itself of any rule or regulation of the Securities and Exchange Commission allowing a Holder to sell any such Registrable Shares without registration.

          2.8 FURTHER OBLIGATIONS OF THE COMPANY. Whenever the Company is required hereunder to register Registrable Shares, it agrees that it shall also do the following:

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               (A) Furnish to each selling Holder such copies of each
preliminary and final prospectus and any other documents that such Holder may reasonably request to facilitate the public offering of its Registrable Shares;

               (B) Use its best efforts to register or qualify the Registrable Shares to be registered pursuant to this Agreement under the applicable securities or "blue sky" laws of such jurisdictions as any selling Holder may reasonably request; provided, however, that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject;

               (C) Notify each Holder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

               (D) Cause all such Registrable Shares registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

               (E) Provide a transfer agent and registrar for all Registrable Shares registered pursuant hereunder and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration;

               (F) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

               (G) Furnish, at the request of any Holder requesting registration of Registrable Shares pursuant to this Section 2, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective:

                    (I) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Shares; and

                    (II) "comfort" letters signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' "comfort" letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities, but only if and to the extent that the Company is required to deliver or cause the delivery of such opinion or "comfort" letters to the underwriters in an underwritten public offering of securities;

                    (H) Permit each selling Holder or his counsel or other representatives to inspect and copy such corporate documents and records as may reasonably be requested by them; and

                    (I) Furnish to each selling Holder, upon request, a copy of all documents filed and all correspondence from or to the Securities and Exchange Commission in connection with any such offering unless confidential treatment of such information has been requested of the Securities and Exchange Commission.

          2.9 EXPENSES. In the case of a registration under Sections 2.1 or 2.2 the Company shall bear all costs and expenses of each such registration, including, but not limited to, printing, legal and accounting expenses, Securities and Exchange Commission filing fees and "blue sky" fees and expenses; provided, however, that the Company shall have no obligation to pay or otherwise bear (i) any portion of the fees or disbursements of more than one counsel for the Holders in connection with the registration of their Registrable Shares, which in no event shall exceed a reasonable fee, (ii) any portion of the underwriter's commissions or discounts attributable to the Registrable Shares being offered and sold by the Holders of Registrable Shares, or (iii) any of such expenses if the payment of such expenses by the Company is prohibited by the laws of a state in which such offering is qualified and only to the extent so prohibited; and provided further, that, in the event any registration under the Securities Act is initiated by any Holders of Registrable Shares pursuant to Sections 2.2 or 2.3 of this Agreement and such registration is thereafter withdrawn or terminated by such holders for reasons other than the occurrence of one or more events regarding the Company, which event or events may have a material adverse affect upon the business or prospects of the Company, and such Holders learn of such event or events after the date of the demand for registration and prior to the date of withdrawal or termination by them and such withdrawal or termination occurs with reasonable promptness thereafter, then the Company shall have no obligation to pay or otherwise bear any fees, expenses or other costs arising out of or relating to such registration, unless, in the case of a registration under Section 2.2 hereof, such Holders relinquish one of their rights to demand registration under such section.

          2.10 TRANSFER OF REGISTRATION RIGHTS. The registration rights of a Holder of Registrable Shares under this Agreement may be transferred as set forth below provided (1) the transferee is bound by the terms of this Agreement and (2) the Company is given written notice prior to such transfer. Accordingly, the registration rights of a Holder of Registrable Shares may be transferred (i) to any partner or affiliate of a Holder, (ii) in the case of an individual, to any member of the immediate family of such individual or to any trust for the benefit of the individual or any such family member or members, or (iii) to any other transferee which receives the lesser of (A) at least 15,000 Registrable Shares, or (B) all of the Registrable Shares held by the Holder. Notwithstanding the foregoing, the registration rights of a Holder under this Agreement may not be transferred to an entity, or a person controlled by, under common control with or controlling such entity, which is a direct competitor of the Company.

          2.11 NO SUPERIOR RIGHTS. Hereafter and until all of the Registrable Shares are sold or the first anniversary of this Agreement, the Company will not grant registration rights to any person or entity that are superior to the rights granted hereunder without first obtaining the prior written consent of the Holders of a majority of the Registrable Shares. In the event that the Company grants rights superior to the rights granted hereunder after obtaining such written consent (or waiver thereof pursuant to Section 10 below), any superior rights granted to other persons or entities shall apply to the Holders and shall be deemed to be incorporated into this Agreement. The Company may grant pari passu registration rights to the rights granted hereunder without any such consent.

          2.12 MARKET STAND-OFF AGREEMENT. Provided that all Holders are treated equally and all officers and directors of the Company are also so bound, no Holder shall, to the extent requested by any managing underwriter of the Company, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Shares during a period (the "Stand-Off Period") equal to 60 days following the effective date of a registration statement of any secondary offering of the Company under the Securities Act, (or in each case such shorter period as the Company or managing underwriter may authorize), and except in each case, for securities sold as part of the offering covered by such registration statement in accordance with the provisions of this Agreement. In order to enforce the foregoing covenant, the Company may impose stock transfer restrictions with respect to the Registrable Shares of each Holder until the end of the Stand-Off Period. Notwithstanding the foregoing, the obligations described in this Section 2.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

     3. ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the respective heirs, successors and assigns of the parties hereto.

     4. LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     5. AMENDMENT. Any modification, amendment, or waiver of this Agreement or any provision hereof, either retroactively or prospectively, shall be in writing and executed by the Company and the holders of not less than fifty percent (50%) of the Registrable Shares which shall be binding upon all of the parties hereto; provided however, that no such modification, amendment or waiver shall reduce the aforesaid percentage of Registrable Shares without the consent of the record or beneficial holders of no less than ninety percent (90%) of the Registrable Shares.

     6. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     7. NOTICE. Any notices and other communications required or permitted under this Agreement shall be effective if in writing and delivered personally or sent by telecopier, federal express or registered or certified mail, postage prepaid, addressed as follows:

     If to the Shareholder, to: The names and addresses set forth on Exhibit A hereto.

                  with a copy to:  Nick E. Yocca, Esq.
                                   Stradling Yocca Carlson & Rauth
                                   660 Newport Center Drive, Suite 1600
                                   Newport Beach, CA 92660
                                   Facsimile: (949) 725-4100

         If to the Company, to:    Ted Bruce, President
                                   Dense-Pac Microsystems, Inc.
                                   7321 Lincoln Way
                                   Garden Grove, CA 92841
                                   Facsimile: (714) 899-7579

                  with a copy to:  Nicholas J. Yocca, Esq.
                                   19900 Macarthur Boulevard
                                   Suite 650
                                   Irvine, CA  92612
                                   Facsimile: (949) 853-0870

     Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date delivered, if delivered personally,
(b) two business days after being sent, if sent by Federal Express, (c) one business day after being sent, if sent by telecopier with confirmation of good transmission and receipt, and (d) three business days after being sent, if sent by registered or certified mail. Each of the parties herewith shall be entitled to specify another address by giving notice as aforesaid to each of the other parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                      DENSE-PAC MICROSYSTEMS INC.


                                      By: /s/  TED BRUCE
                                          -------------------------------------
                                          Ted Bruce, President


                                      By: /s/  WILLIAM STOWELL
                                          -------------------------------------
                                          William Stowell, Secretary


                                      SHAREHOLDER


                                      /s/  DAN BEADLE
                                      ------------------------------------------
                                      Danny M. Beadle, an individual

                                    EXHIBIT A


-------------------------------------------------------------------------------
      NAME AND ADDRESS
             OF                                           # OF SHARES
        SHAREHOLDER
-------------------------------------------------------------------------------

Danny M. Beadle                                                884,167
27342 Capricio
Mission Viejo, California  92692